As filed with the Securities and Exchange Commission on May 1, 1997
                                                 Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                               AUTOLIV, INC.
           (Exact name of registrant as specified in its charter)

       Delaware                                             51-0378542
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                   Identification Number)
         World Trade Center
       Klarabergsviadukten 70
     S-107 24 Stockholm, Sweden                           Not applicable
(Address of principal executive office)                     (Zip Code)
                    Autoliv ASP Employee Investment Plan
                          (Full title of the plan)
                       The Corporation Trust Company
                          Corporation Trust Center
                             1209 Orange Street
                            Wilmington, DE 19801
                               (302) 658-7581
         (Name, address and telephone number, including area code,
                           of agent for service)
                                  Copy to:
                        Scott V. Simpson, Sr., Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                      One Canada Square, Canary Wharf
                          London E14 5DS, England
                            (44) (171) 519-7000

                      CALCULATION OF REGISTRATION FEE
=========================================================================================
                                                           Proposed
                                                           Maximum
                                      Proposed Maximum     Aggregate       Amount of
Title of Securities    Amount to be    Offering Price      Offering        Registration
to be Registered       Registered(1)  Per Share (2)(3)     Price (2)(3)    Fee(2)
-----------------------------------------------------------------------------------------
Common Stock, par      1,250,000         $21.69            $27,112,500     $8,215.91
value $1 per share
=========================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, based on the sum of (a) $1.99, the estimated value of the portion of a share of Autoliv, Inc. attributable to the book value as of December 31, 1996 of the assets of the Automotive Safety Products business of Morton International, Inc. ("Morton"), based upon the assumption that such assets will comprise 46.5% of the book value of Autoliv, Inc. subsequent to the Merger described herein; (b) $.20, the estimated value of the portion of a share of Autoliv, Inc. attributable to the market value of the American Depositary Shares ("ADSs") of Autoliv AB, based on the average of the high and low quotation per share of the ADSs of Autoliv AB on the PORTAL system on April 24, 1997, and based on the assumption that the former holders of Autoliv AB Common Stock and ADSs will initially hold approximatey 53.5% of the outstanding Autoliv, Inc. Common Stock, and (c) $19.50, the estimated value of the portion of a share of Autoliv, Inc. attributable to the market value of the shares of common stock, par value 10 Swedish kronor per share, of Autoliv AB ("Autoliv AB Common Stock"), based on the average of the high and low sale price per share of Autoliv AB Common Stock on the Stockholm Stock Exchange on April 24, 1997 (based on the exchange rate of $1.00 = SEK 7.67 on April 24, 1997), and based on the assumption that the former holders of Autoliv AB Common Stock and ADSs will initially hold approximatey 53.5% of the outstanding Autoliv, Inc. Common Stock.
(3) The proposed maximum aggregate offering price is equal to the proposed maximum aggregate offering price per share multiplied by the number of shares being registered hereunder.



                         INTRODUCTORY STATEMENT

               Autoliv, Inc. hereby files this Registration Statement on Form S-8 relating to the Autoliv ASP Employee Investment Plan. In connection with the Combination Agreement, dated as of November 25, 1996, among Autoliv, Inc., Autoliv AB, a corporation organized under the laws of the Kingdom of Sweden, ASP Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Autoliv, Inc., and Morton International, Inc., an Indiana corporation ("Morton"), ASP Merger Sub Inc. will be merged with and into Morton and Morton will become a wholly-owned subsidiary of Autoliv, Inc., (the "Merger"). Prior to the Merger, Morton will contribute to New Morton International, Inc., a corporation formed by Morton under the laws of the State of Indiana ("New Morton"), all of the businesses, assets and liabilities owned by Morton and its subsidiaries, other than its automotive safety products business. Shortly following the contribution, Morton will distribute to its shareholders on a share-for-share basis, all of the shares of New Morton.


                                 PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

               Not required to be filed with this Registration
Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

               Not required to be filed with this Registration
Statement.


                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

               The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the registrant, Autoliv, Inc., a Delaware corporation (the "Registrant"), are incorporated by reference in this Registration Statement:

               (a) The Registrant's Registration Statement on Form S-4 (File No. 333-23813) filed with the Commission on March 24, 1997 and as it may be amended from time to time (the "Registrant's Registration Statement on Form S-4");

               (b) The Registrant's Registration Statement on Form 8-A (File Number 001-12933) filed with the Commission on April 25, 1997 (the "Form 8-A") and the Form 8-K filed by the Registrant on April 28, 1997; and

               (c) The description of the Registrant's common stock, par value $1 per share (the "Common Stock"), contained in the Form 8-A, including any amendments or reports filed with the Commission for purposes of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

               Not applicable.

Item 5. Interests of Named Experts and Counsel

               Not applicable.

Item 6. Indemnification of Directors and Officers

               The Restated Certificate of Incorporation of the
Registrant provides the Registrant with the authority to indemnify its directors, officers, employees and agents to the full extent allowed by Delaware law.

               The Registrant maintains, at its expense, an insurance policy which provides directors and officers of the Registrant, subject to certain exclusions and deductions as are customary in such insurance policies, against certain liabilities which may be incurred in those capacities.

               See Item 9 for the Registrant's undertaking with respect to indemnification.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

               3.1    Restated Certificate of Incorporation of the Registrant
               3.2    Restated By-Laws of the Registrant
               4.1    Autoliv ASP Employee Investment Plan
               4.2    Form of Certificate of the Registrant's Common Stock
               5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered
               23.1   Consent of Ernst & Young LLP
               23.2   Consent of Ernst & Young AB
               23.3   Consent of Befec-Price Waterhouse and SYC SA
               23.4   Consent of Serge Yablonsky
               23.5   Consent of KPMG Deutsche Treuhand-Gesellschaft AG
               23.6   Consent of Befec-Price Waterhouse and Serge Yablonsky
               23.7 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).

               The Registrant hereby undertakes to submit the Autoliv ASP Employee Investment Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such Plan.

Item 9.  Undertakings.

               (a) The Registrant hereby undertakes:

                      (1) To file, during any period in which offers or
               sales are being made, a post-effective amendment to this Registration Statement:

                             i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                             ii) To reflect in the prospectus any facts
                      or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                             iii) To include any material information
                      with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any
               liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Kingdom of Sweden, on May 1, 1997.

                                    AUTOLIV, INC.
                                    (Registrant)


                                    By:  /S/ GUNNAR BARK
                                         Gunnar Bark
                                         Chairman and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                     Title                                 Date

/S/ PER-OLOF ARONSON        Director                              May 1, 1997
Per-Olof Aronson

/S/ GUNNAR BARK             Chairman, Chief Executive Officer     May 1, 1997
Gunnar Bark                 (Principal Executive Officer)

/S/ WILHELM KULL            Chief Financial Officer (Principal    May 1, 1997
Wilhelm Kull                Financial Officer and Principal
                            Accounting Officer)

/S/ FRED J. MUSONE          Director, Chief Operating Officer     May 1, 1997
Fred J. Musone

/S/ GEORGE A. SCHAEFER      Director                              May 1, 1997
George A. Schaefer

/S/ S. JAY STEWART          Director                              May 1, 1997
S. Jay Stewart

/S/ ROGER W. STONE          Director                              May 1, 1997
Roger W. Stone

/S/ PER WELIN               Director                              May 1, 1997
Per Welin



The Plan. Pursuant to the requirements of the Securities Act of 1933, the person who administers the Autoliv ASP Employee Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Kingdom of Sweden, on May 1, 1997.


                                    AUTOLIV ASP EMPLOYEE INVESTMENT PLAN
                                    (Plan)

                                    By:  /S/ CLAES HUMBLA
                                         Claes Humbla
                                         Administrator of Autoliv ASP Employee
                                         Investment Plan



                              EXHIBIT INDEX

Exhibits

3.1     Restated Certificate of Incorporation of the Registrant
3.2     Restated By-Laws of the Registrant
4.1     Autoliv ASP Employee Investment Plan
4.2     Form of Certificate of the Registrant's Common Stock
5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered
23.1    Consent of Ernst & Young LLP
23.2    Consent of Ernst & Young AB
23.3    Consent of Befec-Price  Waterhouse and SYC SA
23.4    Consent of Serge Yablonsky
23.5    Consent  of KPMG Deutsche Treuhand-Gesellschaft AG
23.6    Consent of Befec-Price Waterhouse and Serge Yablonsky
23.7 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).